UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 20, 2007


                              PATRON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  000-25675                    74-3055158
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


                        5775 FLATIRON PARKWAY, SUITE 230
                             BOULDER, COLORADO 80301
                (Address of Principal Executive Offices/Zip Code)


                                 (303) 541-1005
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  See Item 2.03.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

                  On February 20, 2007, in consideration of funds advanced to the Registrant in the aggregate amount of $200,000, the Registrant issued a Secured Convertible Promissory Note (the "NOTE") in favor of Apex Investment Fund V, L.P. ("APEX"), in the aggregate principal amount of $200,000.00, and a five (5) year warrant to purchase 200,000 shares of the Registrant's common stock at an exercise price of $1.00 per share. The Registrants obligations under the Note are secured by liens on all assets of the Registrant pursuant to a Security Agreement entered into by the Registrant and Apex on February 20, 2007 (the "SECURITY AGREEMENT").

                  The aggregate amounts (including the principal and any accrued interest) under the Note are payable by the Registrant to Apex on demand, with simple interest accruing on any unpaid principal amount at 9% per annum. At the option of Apex, the Note is convertible into shares of the Registrant's common stock at any time, in an amount equal to the quotient of the amounts being converted under the Notes divided by the offering price per share associated with any offering of equity securities made by the Registrant, or in an amount equal to the quotient of the amounts being converted divided by the fair market value of such shares. The Security Agreement terminates upon the full satisfaction of the Registrant's obligations under the Note or upon the conversion of the Note.


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





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PATRON SYSTEMS, INC.



Date:    February 26, 2007              By:   /s/ Martin T. Johnson
                                              ---------------------------------
                                              Martin T. Johnson
                                              Chief Financial Officer


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